Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-46129, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-118325, 333-126191, 333-135949 and 333-143990) and Form S-3 (File Nos. 333-130196 and 333-142720) of Chesapeake Energy Corporation of information from our reserve report dated February 27, 2008, entitled “Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in Louisiana, New Mexico, Oklahoma and Texas as of December 31, 2007, based on Constant Prices and Costs in accordance with U.S. Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 28, 2008.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder, P.E.
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

February 28, 2008